UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported)   June 18, 2010

SILLENGER EXPLORATION CORP.
(Exact name of registrant as specified in its chapter)

Nevada (State or other jurisdiction of incorporation)	000-53420 (Commission File Number)	00-0000000 (I.R.S. Employer Identification No.)
277 Lakeshore Rd. E. Suite # 206, Oakville, Ontario (Address of principal executive offices)		L6J 1H9 (Zip Code)

Registrant’s telephone number, including area code  (604) 521-2700

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN REPORT

Item 4.01	Changes in Registrant’s Certifying Accountant

Effective June 18, 2010, Sillenger Exploration Corp. (the “Registrant” or the "Company") was notified by the firm of Silberstein Ungar, PLLC ("Silberstein") that Silberstein was withdrawing as independent auditor for the Company.

Silberstein’s audit report on the Company's financial statements for the fiscal years ended February 28, 2010, 2009 and 2008 did not contain any adverse opinion or disclaimer of opinion, and was not qualified or modified as to audit scope or accounting principles, except that the aforementioned report for the years ended February 28, 2010, 2009 and 2008 included was modified for an uncertainty relating to the Company's ability to continue as a going concern.

Form 8-K	Sillenger Exploration Corp.	Page 2

During the two fiscal years ended February 28, 2010, 2009 and 2008, and the subsequent interim periods through June 18, 2010, there were no disagreements with Silberstein on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

During the three fiscal years ended February 28, 2010, 2009 and 2008, and the subsequent interim periods through the date of the resignation, there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K of the Securities and Exchange Commission (the "Commission").

The Company has provided Silberstein a copy of the disclosures contained herein prior to the filing of this current report and have requested that Silberstein issue a letter addressed to the SEC containing any new information, clarification of the Company's expression of its views, or the respects in which it does not agree with the statements made by the Company herein.

(2) Effective June 21, 2010 the Company upon approval of its Audit Committee and Board of Directors elected to retain the firm of MSCM LLP ("MSCM") as its principal independent accountants.  During the Company's two most recent fiscal years and through June 21, 2010, the Company has not consulted with MSCM regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report nor oral advise was provided that was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K.

The Company has provided MSCM with a copy of the disclosures contained herein and provided MSCM with an opportunity to furnish the Company with a letter addressed to the SEC containing any new information, clarification of the Company's expression of its views, or the respects in which it does not agree with the statements made by the Company herein. MSCM has advised the Company that it has reviewed this filing and has no basis on which to submit a letter addressed to the SEC in response to Item 304(a) of Regulation S-K.

Item 5.02.   Departure of Directors or Certain Officers;Election of Directors; Appointment of Certain Directors; Compensatory Arrangements of Certain Officers.

On June 21, 2010, the Company announced that Carolyn Sing, sole Director, Chief Financial Officer, Treasurer, and Corporate Secretary had resigned to pursue other opportunities.  The resignation was effective June 17, 2010.  The Company also announced that John Gillespie, President and Chief Executive Officer of the Company, will assume the role of interim Chief Financial Officer, Treasurer, and Corporate Secretary of the Company until a permanent replacement is named. The appointment of Mr. Gillespie as interim Chief Financial Officer, Treasurer, and Corporate Secretary was effective June 17, 2010.  Mr. Gillespie was also appointed as the Company’s sole Director.  A copy of the Company's press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

As set forth in the Company's Schedule 14f-1 filed with the Securities and Exchange Commission on June 07, 2010, which is incorporated herein by reference, there are no arrangements or understandings between Mr. Gillespie and any other person pursuant to which Mr. Gillespie was appointed to serve as Sole Director, Chief Financial Officer, Treasurer, and Corporate Secretary. There are no family relationships between Mr. Gillespie and any director or executive officer of the Company.  Mr. Gillespie does not hold a directorship in any other reporting company.

Form 8-K	Sillenger Exploration Corp.	Page 3

Biographical and other information with respect to Mr. Gillespie is contained in the Company’s Schedule 14f-1 filed with the Securities and Exchange Commission on June 7, 2010, and is incorporated herein by reference.

The Registrant does not have a written employment agreement with Mr. Gillespie.  During the last two years, there has been no transaction or proposed transaction that the Company was or is a party to in which Mr. Gillespie had or is to have a direct or indirect material interest.  The terms of Mr. Gillespie’s employment with the Company are not yet determined and this filing will be updated as soon as it becomes available.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

Exhibit	Description

99.1	Press Release announcing Departure of Carolyn Sing and appointment of John Gillespie as Sole Director, Chief Financial Officer, Treasurer and Corporate Secretary dated June 21, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Sillenger Exploration Corp. has caused this report to be signed on its behalf by the undersigned duly authorized person.

SILLENGER EXPLORATION CORP.

Dated: June 21, 2010	By:	/s/ John Gillespie
John Gillespie –CEO & President